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Exhibit 23.5

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of SM Energy Company of information contained in our reports, as of December 31, 2008, setting forth estimates of revenues from SM Energy Company's oil and gas reserves. We further consent to the reference to our firm under the heading "Experts" and elsewhere in the Prospectus, which is part of this Registration Statement.

NETHERLAND, SEWELL & ASSOCIATES, INC.
By:	/s/ C.H. (SCOTT) REES III P.E. C.H (Scott) Rees III P.E. Chairman and Chief Executive Officer

Dallas, Texas
January 19, 2012

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  Exhibit 23.5
CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS